SCHEDULE A

(as amended on September 3, 2019 to add DoubleLine Income Fund)

Funds

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

DoubleLine Shiller Enhanced International CAPE ®

DoubleLine Emerging Markets Local Currency Bond Fund

DoubleLine Income Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Henry V. Chase
NAME: Henry V. Chase
TITLE: Authorized Signer

SCHEDULE B

(as amended on September 3 to add DoubleLine Income Fund)

Funds

Annual Fee Rate (expressed as a percentage of the Fund’s net assets)

DoubleLine Global Bond Fund	0.50%
DoubleLine Infrastructure Income Fund	0.50%
DoubleLine Ultra Short Bond Fund	0.15%
DoubleLine Shiller Enhanced International CAPE®	0.50%
DoubleLine Emerging Markets Local Currency Bond Fund	0.75%
DoubleLine Income Fund	0.50%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Henry V. Chase
NAME: Henry V. Chase
TITLE: Authorized Signer